EXHIBIT 10.3
AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
     This AMENDMENT (this “Amendment”), effective as of July 17, 2010 (the “Effective Date”), by and between Orbitz Worldwide, Inc. (the “Company”) and Barnaby Harford (“Executive”) is entered into to amend the Employment Agreement, dated as of January 6, 2009 (as amended, the “Employment Agreement”), by and between the Company and Executive. Capitalized terms used herein but not defined herein shall have the respective meanings ascribed to them in the Employment Agreement.
     WHEREAS, Section 13(b) of the Employment Agreement provides that the Employment Agreement may be altered, modified, or amended by written instrument signed by the parties thereto; and
     WHEREAS, each of the Company and Executive desires to amend the Employment Agreement in accordance with the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
     1. Section 8 of the Employment Agreement is hereby amended by changing the date “July 16, 2010” to “July 16, 2011” in the second sentence of such Section.
     2. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.
     3. Each of the Company and Executive agrees that, other than as expressly set forth in this Amendment, nothing in this Amendment is intended to alter the rights, duties or obligations of the parties, or each of them, under the Employment Agreement which shall remain in full force and effect as amended hereby.
     4. This Amendment shall inure to the benefit of and be binding upon personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
     5. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     6. Except as otherwise provided in Section 13 of the Employment Agreement, any controversy, dispute, or claim arising out of, in connection with, or in relation to, the interpretation, performance or breach of this Amendment, including, without limitation, the validity, scope, and enforceability hereof, may at the election of any party, be solely and finally settled by arbitration conducted in Chicago, Illinois, by and in accordance with the then existing rules for commercial arbitration of the American Arbitration Association, or any successor organization and with the expedited procedures thereof (collectively, the “Rules”). Each of the parties hereto agrees that such arbitration shall be conducted by a single arbitrator selected in accordance with the Rules; provided that such arbitrator shall be experienced in deciding cases concerning the matter which is the subject of the dispute. Any of the parties may demand arbitration by written notice to the other and to the arbitrator set forth in this Section 6 (“Demand for Arbitration”). Each of the parties agrees that if possible, the award shall be made in writing no more than thirty (30) days following the end of the proceeding. Any award rendered by the arbitrator(s) shall be final and binding and judgment may be entered on it in any court of competent jurisdiction. Each of the parties hereto agrees to treat as confidential the results of any arbitration (including, without limitation, any findings of fact and/or law made by the arbitrator) and not to disclose such results to any unauthorized person other than to enforce any award rendered. The parties intend that this agreement to arbitrate be valid, enforceable and irrevocable. In the event of any arbitration with regard to this Amendment, each party shall pay its own legal fees and expenses, provided, however, that the parties agree to share the cost of the arbitrator’s fees.
[SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

ORBITZ WORLDWIDE, INC.
/s/ Paul E. Wolfe
By:	Paul E. Wolfe
Title:	GVP, Global Human Resources

EXECUTIVE
/s/ Barnaby Harford
Barnaby Harford

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